PRESS RELEASE	Contact: Stephanie A. Heist
July 21, 2010	(302) 571-5259 sheist@wsfsbank.com

WSFS TO PRESENT AT THE KBW
11TH ANNUAL COMMUNITY BANK INVESTOR CONFERENCE

WILMINGTON, Del. – WSFS Financial Corporation (NASDAQ/GS: WSFS), the parent company of WSFS Bank, today announced that Mark A. Turner, President and Chief Executive Officer, Stephen A. Fowle, Executive Vice President and Chief Financial Officer and Rodger Levenson, Executive Vice President and Director of Commercial Banking, will be presenting at the Keefe, Bruyette & Woods (KBW) 11th Annual Community Bank Investor Conference on July 28, 2010 at 10:00 A.M. Eastern Daylight Time (EDT) in New York City.

Webcast: WSFS’ presentation can be accessed via live webcast at: http://www.kbw.com/news/conferenceCommunity2010_Webcast.html

Replay: The webcast will be archived for 60 days after the event.

Presentation Materials:  Presentation slides will be included as part of the webcast and will also be available on the Investor Relations page of the Company’s website prior to the start of the webcast.

About WSFS Financial Corporation
WSFS Financial Corporation is a $3.8 billion financial services company. Its primary subsidiary, Wilmington Savings Fund Society, FSB (WSFS Bank), operates 40 banking offices located in Delaware (35), Pennsylvania (4) and Virginia (1). WSFS Bank provides comprehensive financial services including trust and wealth management. Other subsidiaries include WSFS Investment Group, Inc. and Montchanin Capital Management, Inc. Founded in 1832, WSFS is one of the ten oldest banks in the United States continuously operating under the same name. For more information, please visit www.wsfsbank.com.

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